Exhibit 10.12

                SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
                          AND REVOLVING CREDIT NOTE


     This Amendment, dated as of the date set forth below, is by and between Firstar Bank Milwaukee, N.A. (the "Bank") and BNCCORP, Inc. (the "Borrower").



                                   RECITALS

       The Bank and the Borrower acknowledge the following:

       A.The Bank and the Borrower have executed a Revolving Credit Agreement (the "Agreement"), and the Borrower has executed a Revolving Credit Note (the "Note") both dated February 19,1996, and amended on February 11, 1997, and the Borrower has executed the documents identified in Article III of the Agreement and certain other related documents (collectively the "Loan Documents") setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time.

     B. The Bank and the Borrower now wish to amend the Agreement pursuant to the terms and provisions of this Second Amendment to Term Loan Agreement (the "Amendment").

                                  AGREEMENTS

NOW, THEREFORE, in consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

     1.Return on Assets Paragraph 4.15(d) of the Agreement is deleted and replaced with the following:

         (d) an average return on assets for BNC National Bank will not be measured as of 6/30/97; an average return on assets for BNC
             National Bank of at least 0.25% and 0.50% as of 9/30/97 and 12/31/97 respectively; and an average return on assets for BNC National Bank of Minnesota of at least 0.25%

     2.Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. All warranties and representations contained therein are hereby reconfirmed. All collateral previously given to secure the Agreement continues as security and all guarantees remain in full force and effect. This is an amendment, not a novation.

       3.Preconditions  to  Effectiveness.   The  Amendment  shall  only  become
effective upon execution by the Borrower and the Bank, and upon approval by all guarantors (if any) and any other third party required by the Bank.

       4.No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

       5.Counterparts.   This   Amendment   may  be  signed  in  any  number  of
counterparts, each of which shall be considered an original, but when taken together, shall constitute one document.

       6.Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the corporate powers of the Borrower.

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       Dated as of July 16, 1997


                                     BNCCORP, INC.
                                     a Delaware corporation

                                     By: \s\ Gregory K. Cleveland

                                     Name & Title: President & CFO

                                     FIRSTAR BANK MILWAUKEE, N.A.



                                     By: \s\ Stephen J. Moore
                                          Stephen J. Moore, Vice President